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                                    Exhibit 9

                          Consent of Ernst & Young LLP

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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports (1) dated February 15, 2001, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio and (2) dated January 31, 2001 with respect to the 2000 financial statements and financial highlights of the WRL Series Life Account, included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-58322) and related Prospectus of WRL Series Life Account.

                                                          ERNST & YOUNG LLP



Des Moines, Iowa
October 29, 2001